UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  March 5, 2019
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 293-2532

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 5, 2019, FedNat Holding Company (the “Company”) closed an offering of $100 million in principal amount of Senior Unsecured Notes due 2029 (the “Notes”), as part of its previously announced private placement of senior notes.  The Notes were issued pursuant to an Indenture dated as of March 5, 2019 (the “Indenture”) between the Company and The Bank of New York Mellon, as Trustee, Paying Agent, and Registrar (the “Trustee”). The Notes were offered and sold pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), solely to institutional investors that are either qualified institutional buyers or institutional accredited investors (the “Note Purchasers”).

The Notes mature on March 15, 2029 and bear interest at a fixed rate of 7.5% per year, payable semi-annually in arrears, subject to increases in the interest rate payable in the event of a downgrade in the credit rating assigned to the Notes. The Notes are not convertible or exchangeable for any equity securities, other securities or assets of the Company or any subsidiary.

The Company may redeem the Notes under certain circumstances as set forth in the Indenture. Prior to March 15, 2024, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100.00% of the principal amount of the Notes to be redeemed, plus the “Applicable Premium,” plus accrued and unpaid interest on such Notes, if any, on the Notes redeemed, to the applicable redemption date. The “Applicable Premium” is defined in the Indenture to mean, with respect to any Note on any applicable redemption date, the greater of (1) 1.0% of the then-outstanding principal amount of such Note and (2) the excess (if any) of: (A) the present value at such redemption date of (i) the applicable redemption price of such Note at March 15, 2024 (excluding any accrued but unpaid interest), plus (ii) all required interest payments due on such Note through March 15, 2024 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate (as defined in the Indenture) on such redemption date plus 50 basis points; over (B) the then-outstanding principal amount of such Note.

On and after March 15, 2024, the Company may redeem the Notes, in whole or in part, at 103.750% in 2024, 101.875% in 2025, and 100% in 2026 and thereafter, together with any accrued and unpaid interest on the Notes being redeemed to but excluding the date of redemption.

In addition, if the Company’s previously announced pending acquisition (the “Acquisition”) of the insurance business of 1347 Property Insurance Holdings, Inc. (“PIH”) does not close by December 31, 2019 (or if the Equity Purchase Agreement dated February 25, 2019 among the Company, PIH, Maison Managers, Inc., Maison Insurance Company (“Maison”), and Claimcor, LLC is terminated by that date), the Company has agreed to redeem the $49.5 million of Notes held by certain Note Purchasers at a redemption price equal to 101% of the principal amount of the Notes to be redeemed.

If a change in control of the Company, as defined in the Indenture, occurs, the holders of the Notes will have the right to require the Company to purchase all or a portion of their Notes at a price in cash equal to 101% of the principal amount thereof, plus any accrued but unpaid interest.

The Notes are senior unsecured obligations of the Company and will rank equally with all of the Company’s other future senior unsecured indebtedness. The Indenture includes customary covenants and events of default. Among other things, the covenants restrict the ability of the Company and its subsidiaries to incur additional indebtedness or make restricted payments, including dividends, under certain circumstances, require the Company to maintain certain levels of reinsurance coverage while the Notes remain outstanding, and maintain certain financial covenants. These covenants are subject to important exceptions and qualifications set forth in the Indenture. Principal and interest on the Notes are subject to acceleration in the event of certain events of default, including automatic acceleration upon certain bankruptcy-related events.

The net proceeds of the offering will be used to redeem all $45 million in total of the Company’s Senior Unsecured Fixed Rate Notes Due 2022 (the “2022 Notes”) and the Company’s Senior Unsecured Floating Rate Notes Due 2027 (the “2027 Notes,” and together with the 2022 Notes, the “Existing Notes”). The $20 million of 2022 Notes were redeemed on March 5, 2019 for a total redemption price of $22.5 million by agreement with the holders of the 2022 Notes. The $25 million of 2027 Notes will be redeemed in accordance with their terms on March 31, 2019. Sufficient redemption funds have been deposited with the Trustee to satisfy and discharge all of the Company’s obligations under the Existing Notes and the related indenture. The remaining net proceeds will be used to pay the cash component of the Acquisition consideration, along with an expected post-closing capital infusion into Maison in connection with repayment of the surplus notes due to PIH, and for working capital purposes.

Simultaneously with the issuance of the Notes, the Company entered into Registration Rights Agreements (the “Registration Rights Agreements”) with each of the Note Purchasers pursuant to which the Company has agreed to take steps, within certain time periods following the closing date of the Acquisition as specified in the Registration Rights Agreements, to provide for the exchange of the Notes for senior notes that are registered with the U. S. Securities and Exchange Commission and have substantially the same terms as the Notes.

The descriptions of the Indenture (including the forms of Notes) and Registration Rights Agreements set forth above are only summaries of certain provisions and are qualified in their entirety by reference to the full text thereof, which are attached as Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing the closing of its offering of the Notes is attached to this Current Report on Form 8-K as Exhibit 99.1, which shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
	4.1	Indenture dated March 5, 2019 between FedNat Holding Company and The Bank of New York Mellon, as Trustee, Paying Agent, and Registrar
	4.2	Form of Rule 144A Senior Unsecured Note due 2029 (included in Exhibit 4.1)
	4.3	Form of IAI Senior Unsecured Note due 2029 (included in Exhibit 4.1)
	10.1	Form of Registration Rights Agreement dated March 5, 2019 between FedNat Holding Company and the Note Purchasers
	99.1	FedNat Holding Company Press Release dated March 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: March 5, 2019	By:	/s/ Ronald A. Jordan

Name:	Ronald A. Jordan
Title:	Chief Financial Officer
(Principal Financial Officer)